As filed with the Securities and Exchange Commission on July __, 1996.
                                                              File No.  0-24030

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the registrant                          [X]
Filed by a party other than the registrant       [ ]

Check the appropriate box:
[X]   Preliminary proxy statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]   Definitive proxy statement
[ ]   Definitive additional materials
[ ]   Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             THE PANDA PROJECT, INC.
- -------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                             THE PANDA PROJECT, INC.
- -------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of filing fee (Check the appropriate box):

[X| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or [ ]
Item 22(a)(2) of Schedule 14A. [ ] $500 per each party to the controversy pursuant to Exchange Act Rule
      14a-6(i)(3).
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)      Title of each class of securities to which transaction applies:

               --------------------------------------------------------------
      (2)      Aggregate number of securities to which transaction applies:

               --------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

               --------------------------------------------------------------
      (4)      Proposed maximum aggregate value of transaction:

               --------------------------------------------------------------
      (5)      Total fee paid:

               --------------------------------------------------------------
[ ]      Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)      Amount previously paid:

                  ----------------------------------------------------------
         (2)      Form, Schedule or Registration Statement No.:

                  ----------------------------------------------------------
         (3)      Filing party:

                  ----------------------------------------------------------
         (4)      Date filed:

                  ----------------------------------------------------------

                   Preliminary Copy for the Information of the
                     Securities and Exchange Commission Only


                             THE PANDA PROJECT, INC.
                              5201 CONGRESS AVENUE
                            BOCA RATON, FLORIDA 33487

               NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                           ON FRIDAY, AUGUST 16, 1996


           The Annual Meeting of Shareholders of The Panda Project, Inc. (the "Company") will be held on August 16, 1996 at the Marriott Crocker Center Hotel & Resort, 5150 Town Center Circle, Boca Raton, Florida at 10:00 a.m., local time, to consider and act upon the following matters:

       1.      To elect five directors to serve for the ensuing year.

       2.      To approve the Company's 1995 Employee Stock Incentive Plan.

       3. To consider and act upon a proposed amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 50,000,000 shares.

       4. To ratify the selection by the Board of Directors of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.

       5. To transact such other business as may properly come before the meeting or any adjournment thereof.

           Shareholders of record at the close of business on June 20, 1996 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The stock transfer books of the Company will remain open following the record date.

           All shareholders are cordially invited to attend the Annual Meeting.


                                       By Order of the Board of Directors,



                                       Stanford W. Crane, Jr.
                                       President and Chief Executive Officer

Boca Raton, Florida
July 22, 1996

           WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             THE PANDA PROJECT, INC.
                              5201 CONGRESS AVENUE
                            BOCA RATON, FLORIDA 33487

                                 (407) 994-2300
                           --------------------------

                                 PROXY STATEMENT
                           --------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 AUGUST 16, 1996

           This Proxy Statement has been prepared and is furnished by the Board of Directors of The Panda Project, Inc. (the "Company") in connection with the solicitation of proxies for the Annual Meeting of Shareholders of the Company to be held on August 16, 1996, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

           It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to shareholders on or about July 22, 1996. The Company's Annual Report, including audited financial statements for the fiscal year ended March 31, 1996, is being mailed or delivered concurrently with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material.

           A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCEPT FOR EXHIBITS, WILL BE FURNISHED WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO THE PANDA PROJECT, INC., 5201 CONGRESS AVENUE, BOCA RATON, FLORIDA 33487, ATTENTION: CHIEF FINANCIAL OFFICER. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

           Only holders of record of the Company's common stock, $.01 par value (the "Common Stock"), on the books of the Company at the close of business on June 20, 1996, are entitled to vote at the Annual Meeting. On that date, there were 8,923,675 issued and outstanding shares of Common Stock entitled to vote on each matter to be presented at the meeting.

           Shares represented by a properly executed proxy received in time to permit its use at the Annual Meeting or any adjournment thereof will be voted in accordance with the instructions indicated therein. If no instructions are indicated, the shares represented by the proxy will be voted for the election of all nominees for director, for approval of the Company's 1995 Employee Stock Incentive Plan, for increase of the authorized number of shares of Common Stock from 20,000,000 shares to 50,000,000 shares, for the ratification of the appointment of Price Waterhouse LLP as the independent certified public accountants of the Company for the fiscal year ending March 31, 1997, and in the discretion of the proxy holders as to any other matter which may properly come before the Annual Meeting. A shareholder who has given a proxy may revoke it at any time before it is voted at the Annual Meeting by giving written notice of revocation to the Secretary, by submitting a proxy bearing a later date, or by attending the Annual Meeting and voting in person.

           The expense of soliciting proxies will be borne by the Company. Proxies will be solicited principally by mail, but directors, officers and regular employees of the Company may solicit proxies personally, by telephone or by facsimile transmission. The Company will reimburse custodians, nominees or other persons for their out-of-pocket expenses in sending proxy material to beneficial owners.

           In determining the presence of a quorum at the Annual Meeting, abstentions are counted and broker non-votes are not. The Company's By-Laws provide that the affirmative vote of a majority of the shares represented, in person or by proxy, and entitled to vote on a matter shall be the act of the shareholders, except as otherwise provided by law. The current Florida Business Corporation Act (the "Act") provides that directors are elected by a plurality of the votes cast and all other matters are approved if the votes cast in favor of the action exceed the votes cast against the action (unless the matter is one for which the Act or the Company's Articles of Incorporation require a greater vote). Therefore, under the Act, as to all matters to be voted on by shareholders at the Annual Meeting, abstentions and broker non-votes have no legal effect on whether a matter is approved.

           In addition to the votes required to approve the adoption of the 1995 Employee Stock Incentive Plan, in order for this plan to qualify under Rule 16b-3, which provides an exemption from Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for certain employee benefit plans, the adoption of the 1995 Employee Stock Incentive Plan must be approved by the affirmative vote of the holders of a majority of the votes represented by the shares of Common Stock present, or represented, and entitled to vote at the Annual Meeting. For these purposes, an abstention will be treated the same as a vote against the proposal and a broker non-vote will not be considered as entitled to vote and will have no effect on the voting on such proposal.

           You are requested, regardless of the number of shares you hold, to sign the proxy and return it promptly in the enclosed envelope.

           PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT


           The table below is based on information obtained from the persons named below with respect to the shares of Common Stock beneficially owned, as of May 31, 1996 (except as noted below), by (i) each person known by the Company to be the owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director, (iii) each executive officer included in the Summary Compensation Table and (iv) all executive officers and directors of the Company as a group.

                                               AMOUNT AND
                                               NATURE OF           PERCENTAGE
                                               BENEFICIAL        OF OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER           OWNERSHIP(1)      SHARES OWNED(2)
- ------------------------------------           ------------      ---------------

Stanford W. Crane, Jr. (3)..............        2,480,860             27.2%

William E. Ahearn ......................                0                 *

T. Scott Shamlin (4)....................           15,000                 *

James T.A. Wooder (5)...................        1,106,554             12.2%


Robert C. Butler .......................                0                 *

Claud L. Gingrich.......................                0                 *

Rao R. Tummala..........................                0                 *

Philippi Investments Ltd.
  70 York Street
  Suite 1700
  Toronto, Ontario M5J1S9 (6)...........        1,086,622             11.9%


All executive officers and directors as
a group (7 persons) (7).................        3,708,924             40.7%
- ------------
* Less than 1%.

(1) The number of shares of Common Stock beneficially owned by each person is determined under the rules of the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares of Common Stock which the individual has the right to acquire within 60 days after May 31, 1996 through the exercise of any stock option or other right. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2) The number of shares deemed outstanding includes 8,916,363 shares outstanding as of May 31, 1996 plus any shares subject to options held by the person in question that are currently exercisable within 60 days after May 31, 1996.
(3) Includes 197,860 shares purchased by Mr. Crane in March 1996. See "Certain Transactions."
(4) Includes 15,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days after May 31, 1996.

(5) Includes 1,086,622 shares deemed to be beneficially owned by Philippi Investments Ltd. Mr. Wooder is a Vice President of Helix Investments (Canada) Inc., the sole shareholder of Helix (PEI) Inc., which is the sole shareholder of Philippi Investments Ltd.
(6) Includes 171,022 shares issuable upon exercise of outstanding warrants.
(7)        See footnotes (3) through (6) above.

                              ELECTION OF DIRECTORS

           The persons named in the accompanying form of proxy intend to vote all valid proxies received in favor of the election of each of the persons named below as nominees for director unless authority is withheld. Directors elected at the Annual Meeting will serve until the next Annual Meeting of Shareholders and until their successors are elected and qualified, subject to the election and qualification of their successors and to their earlier death, resignation or removal. In the event that any nominee is unable or unwilling to serve, discretionary authority is reserved to the persons named in the accompanying form of proxy to vote for substitute nominees. Management does not anticipate that such an event will occur. Each director shall be elected by a plurality of the votes cast.

NOMINEES FOR DIRECTOR

           The Company's Bylaws authorize the Board of Directors to set the size of the board at between three and seven persons. On July __, 1996, the Board of Directors set the size of the Board at five persons and nominated the following persons for election as directors. Mr. Robert C. Butler is not standing for reelection as a director. His service is deeply appreciated.

           STANFORD W. CRANE, JR., age 45, has served as President, Chief Executive Officer and Chairman of the Board of Directors of the Company since its inception in April 1992 and, since November 1993, as Senior Vice President - Product Design and Development. From May 1990 to April 1992, Mr. Crane was self-employed, principally engaged in the development of the Compass Connector. From 1984 to April 1990, Mr. Crane was president of Crane Electronics, Inc., which supplied advanced interconnection technology for military and commercial products. From 1980 until 1984, Mr. Crane was an executive at Molex Corporation, a publicly-held corporation manufacturing and selling electronic interconnect devices, and served from 1982 to 1984 on the Chairman's staff for the Advanced Development Committee and assisted in marketing and strategic planning for domestic and international operations. From 1976 to 1980, Mr. Crane served as a sales executive for AMP Incorporated, a manufacturer of electronic components.

           JAMES T.A. WOODER, age 41, has been a director of the Company since September 1994. Since November 1993, Mr. Wooder has served as Vice President of Helix Investments (Canada) Inc., and from December 1989 to November 1993, Mr. Wooder served as Vice President of Citibank Canada. Helix Investments (Canada) Inc. is sole shareholder of Helix (PEI) Inc., which is the sole shareholder of Philippi Investments Ltd., an owner of more than 5% of the Company's outstanding Common Stock.

           CLAUD GINGRICH, age 50, has been a director of the Company since July 1, 1996. Since 1985, Mr. Gingrich has been a Vice President and partner of L.A. Motley and Company, a consulting and lobbying firm with a practice in international trade and investment, which Mr. Gingrich co-founded. From 1983 to 1984, Mr. Gingrich was General Counsel to United States Trade Representative and Ambassador William E. Brock.

           RAO R. TUMALLA, age __, has been___________________________
since ___________.  He _____________________________________.


           _____________________, age __, has been___________________________
since ___________.  He _____________________________________.


                      THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ALL NOMINEES FOR DIRECTOR.


BOARD AND COMMITTEE MEETINGS

           The Board of Directors of the Company held 11 meetings during its fiscal year ended March 31, 1996. The Board has a standing Audit Committee and a standing Compensation and Stock Option Committee. The Compensation and Stock Option Committee and the Audit Committee each met twice during the fiscal year ended March 31, 1996. The Company does not have a nominating committee. During the most recent fiscal year, each director attended at least 75% of the meetings of the Board and any committee on which such director served.

           Mr. Butler and Mr. Wooder comprise the Audit Committee of the Board of Directors, the members of which make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the results of the audit engagement, approve professional services provided by the independent accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls.

           Mr. Butler and Mr. Wooder comprise the Compensation and Stock Option Committee of the Board of Directors, which makes recommendations to the Board regarding the executive and employee compensation programs of the Company and which administers the 1993 Performance Incentive Plan, the 1995 Employee Stock Incentive Plan and the Nonemployee Director Stock Option Plan. See "Report of Compensation and Stock Option Committee On Executive Compensation" below.

DIRECTORS' COMPENSATION

           All directors hold office until the next annual meeting of shareholders and the election and qualification of their successors. Directors who are not employees and do not otherwise receive compensation from the Company are entitled to a retainer of $2,000 per month for serving on the Board of Directors in addition to the reimbursement of reasonable expenses incurred at any meetings.

           See "Stock Incentive Plans" below for a description of the Company's Nonemployee Director Stock Option Plan.

SECTION 16 REPORTING

           Federal securities laws require the Company's directors, certain of its officers, and persons owning beneficially more than ten percent of the Company's Common Stock to file reports of initial ownership and is required to disclose into this Proxy Statement any failure of the foregoing persons to file timely those reports during its fiscal year ended March 31, 1996. To the best of the Company's knowledge, based solely upon a review of copies of reports furnished to it and written representations that no other reports were required, all of the Company's directors, officers required to report, and greater than ten percent beneficial owners made all such filings timely, except that Joseph
A. Sarubbi, William J. Sarubbi and Helix (PEI), Inc. each filed Form 4 late on three occasions; Kathy M. Klock, Donald C. Webster and Bruce A. Smith each filed Form 4 late on two occasions; James T. A. Wooder filed Form 4 late on one occasion; and Roberto Barbosa, Ralph Marrison, William E. Ahearn, Dave Raves, Robert C. Butler, William J. Sarubbi, Bruce A. Smith, Philippi Investments
Ltd., Helix Investments (Canada), Inc., Donald C. Webster and H.L. Sparks each filed Form 3 late.




                       COMPENSATION OF EXECUTIVE OFFICERS


           SUMMARY OF COMPENSATION. The following table sets forth the compensation paid by the Company for services performed on the Company's behalf during the last three fiscal years with respect to the Company's Chief Executive Officer and the Company's most highly compensated executive officers as of March 31, 1996 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                      ANNUAL COMPENSATION
                                             ---------------------------------------------

                                FISCAL YEAR                                                      LONG-TERM
                                ENDED                                         OTHER ANNUAL      COMPENSATION       ALL OTHER
NAME AND PRINCIPAL              MARCH 31         SALARY         BONUS         COMPENSATION      OPTIONS (#)      COMPENSATION
- ------------------              ----------       ------         -----         ------------      ------------     ------------
POSITION
- ------------------
Stanford W. Crane, Jr.             1996       $ 150,000             -                 -               -                   -
  President,                       1995       $ 150,000      $ 25,000(1)              -               -                   -
  Chief Executive Officer and      1994       $ 150,000             -        $350,000(2)              -
  Chairman of the Board

William E. Ahearn(3)               1996          $8,814             -                 -               -                   -
  President, Archistrat            1995             -               -                 -               -                   -
  Systems Division                 1994             -               -                 -               -                   -

T. Scott Shamlin(4)                1996        $ 89,671       $50,000(5)              -           75,000             $6,338(6)
  President, Archistrat            1995             -               -                 -               -                   -
  Technologies Division            1994             -               -                 -               -                   -
- ---------------------------------

(1) Bonus paid to Mr. Crane in connection with completion of a prototype of the Company's Archistrat 4s server and its installation at two beta test sites.

 (2) Represents the value in February 1994 of the assignment by the Company to Mr. Crane of the Company's rights to purchase 197,860 outstanding shares of Common Stock in connection with his employment agreement Mr. Crane purchased these shares in March 1996 for an aggregate purchase price of $312,000.

(3)        Mr. Ahearn's employment with the Company commenced in March 1996.
           Mr. Ahearn's current annual salary is $150,000.

(4) Mr. Shamlin's employment with the Company commenced in November 1995. Mr. Shamlin's current annual salary is $200,000.

(5) Bonus paid to Mr. Shamlin in connection with his recruitment by the Company.

(6)        Consists of car allowance of $6,338.

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR


           Option Grants. The following table summarizes option grants during 1995 to the Named Executive Officers:

                     STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                                                                                          POTENTIAL
                                                                                                          REALIZABLE
                                                                                                          VALUE AT
                                                       PERCENT                                            ASSUMED
                                                       OF TOTAL                                           ANNUAL
                                                       OPTIONS                                            RATES OF
                                                       GRANTED                                            STOCK PRICE
                                                       TO                                                 APPRECIATION
                                          OPTIONS      EMPLOYEES      EXERCISE                            FOR
                                          GRANTED      IN FISCAL      PRICE              EXPIRATION       OPTION TERM (3)
NAME                                      (#)(1)       YEAR           ($/SHARE)(2)       DATE             5%($)        10%($)
- ----                                      -------      ---------      ------------       ----------       ----------   ---------
Stanford W. Crane, Jr..................     -             -              -                 -                -               -

William E. Ahearn......................     -             -              -                 -                -               -

T. Scott Shamlin.......................    75,000         14.2%       $24.00             11/2/05           $387,750      $835,000
- --------------------------

(1) Identified options were granted under the Company's 1995 Employee Stock Incentive Plan on November 2, 1995. Options to purchase
           15,000 shares are exercisable as of the date of grant and options to purchase the remaining 60,000 shares and become exercisable in annual installments of 15,000 shares each on the first, second, third and fourth anniversary of grant with full vesting occurring on the fourth anniversary date.

(2)        Equals fair market value of Common Stock on the date of grant.

(3) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date of grant to their expiration date. Actual gains, if any, on stock option exercises will depend upon the future performance of the Common Stock and the date on which the options are exercised.

                   Option Exercises and Year-End Values. None of the Named Executive Officers exercised any stock options during the fiscal year ended March 31, 1996. The following table summarizes the value of options held by such persons at the end of fiscal year 1996:


                             YEAR-END OPTION VALUES


                                                   NUMBER OF                        VALUE OF UNEXERCISED
                                               UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                               AT FISCAL YEAR-END (#)               AT FISCAL YEAR-END ($)
                                        --------------------------------      --------------------------------
         NAME                           EXERCISABLE        UNEXERCISABLE      EXERCISABLE        UNEXERCISABLE
         ----                           -----------        -------------      -----------        -------------
Stanford W. Crane, Jr.                                            -                -                   -
William E. Ahearn...................          -                   -                -                   -
T. Scott Shamlin....................        15,000              60,000             -(1)                -(1)
- -----------------------------

(1) As of March 29, 1996, the last trading day of 1996, the applicable option exercise price ($24.00) exceeded the closing sales price ($17.25) of the Company's Common Stock.

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

           The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee"), which is composed of two non-employee Directors. The Committee is responsible for establishing and administering the policies which govern both annual compensation and equity ownership programs. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board of Directors. This report is submitted by the Committee and addresses the Company's policies for 1996 as they apply to Stanford W. Crane, Jr., the President and Chief Executive Officer of the Company, and the other two Named Executive Officers.

OVERVIEW AND PHILOSOPHY

           The Company's executive compensation program is designed to promote the following objectives:

           - To provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to the long-term success of the Company.

           - To align management's interests with the success of the Company by placing a portion of the executive's compensation at risk in relation to the Company's performance.

           - To align management's interests with stockholders by including long-term equity incentives.

           The Committee believes that the Company's executive compensation program provides an overall level of compensation that is competitive within its industry and among companies of comparable size and complexity. To ensure that compensation is competitive, the Company regularly compares its compensation practices with those of other similar companies and sets its compensation guidelines based on this review. The Committee also seeks to achieve an appropriate balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies and attempts to maintain an appropriate mix of salary and incentive compensation. While compensation data are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance.

EXECUTIVE COMPENSATION PROGRAM

           The Company's executive compensation program consists of base salary, periodic incentive compensation and long-term equity incentives in the form of stock options. Executive officers also are eligible to participate in certain benefit programs which are generally available to all employees of the Company, such as medical and 401(k) savings plans.

           BASE SALARY

           At the beginning of each fiscal year, the Committee establishes an annual salary plan for the Company's senior executive officers based on recommendations made by the Company's Chief Executive Officer. The Committee attempts to set base salary compensation within its perceived range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses and of comparable size and success. Because of the Company's limited operating history, the Committee has not previously reviewed compensation for comparable positions by reviewing published compensation data as part of its efforts to set the annual cash compensation for Company executives. Instead, the Committee has attempted to base salary determinations both upon the Company's financial performance and upon the individual's performance as measured by certain subjective non-financial objectives. These non-financial objectives include the individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

           ANNUAL AND LONG-TERM INCENTIVE COMPENSATION

           The Company has no formal bonus program for its key employees, although it is likely the Committee will consider adopting such a program during the current fiscal year. Occasionally, bonus payments may be made to key employees based on the achievement of agreed upon performance objectives or as a part of the recruitment process. During 1996, no bonuses were awarded to Company executives, except for a recruiting bonus of $50,000 paid to Mr. Shamlin.

           The Company's stock option plan is designed to promote the identity of long-term interests between the Company's employees and its stockholders and to assist in the retention of executives. The size of option grants is generally intended by the Committee to reflect the executive's position with the Company and his or her contributions to the Company. Stock options generally vest over a four-year period in order to encourage key employees to continue in the employ of the Company. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant; however, the Company reserves the right to grant stock options having exercise prices less than the fair market value of the Common Stock on the date of grant, to modify the terms of existing options and to reprice the options as an incentive for employees to remain with the Company.

           BENEFITS

           The Company's executive officers are entitled to receive medical and life insurance benefits and to participate in the Company's 401(k) Retirement Savings Plan on the same basis as other full-time employees of the Company.

           The amount of perquisites, as determined in accordance with the rules of the Securities Exchange Commission relating to executive compensation, did not exceed 10% of salary and bonus for 1996 for any of the Named Executive Officers.

           SUMMARY OF COMPENSATION OF CHIEF EXECUTIVE OFFICER.

           In 1996, Mr. Crane, the Company's President and Chief Executive Officer, received a salary of $150,000. This amount represents his base salary for 1996, and no bonus payments were made to him during that year. The amount of Mr. Crane's base salary and provisions for bonus payments to him are included in an employment agreement between the Company and him. See "Employment Agreement".

           COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M)

           The Company does not believe Section 162(m) of the Internal Revenue Code, which disallows a tax deduction for certain compensation in excess of $1 million, will generally have an effect on the Company. The Compensation Committee intends to review the potential effect of Section 162(m) periodically and in the future may decide to structure the performance-based portion of its executive officer compensation to comply with Section 162(m).

                                    COMPENSATION AND STOCK OPTION COMMITTEE



                                    James T. A. Wooder
                                    Robert C. Butler

COMPARATIVE STOCK PERFORMANCE

           The graph below compares cumulative total stockholder return on the Company's Common Stock during the period from May 17, 1994 (the date on which the Company's Common Stock was first registered under the Exchange Act) through March 31, 1996 with the cumulative total return over the same period of (i) the Nasdaq Computer Index and (ii) a peer group of publicly-traded companies* selected by the Company for purposes of this comparison (the "Peer Group"). This graph assumes the investment of $100 at the close of trading on May 17, 1994 in the Company's Common Stock, the Russell 2000 Index and the Peer Group
- ---------------------------
* The Peer Group includes the following companies ________________________, ________________________ and ________________________. The stockholder returns of each such companyu have been weighted to reflect relaative stock market capitalization.

and assumes reinvestment of dividends. Measurement points are May 17, 1994, March 31, 1995 and March 31, 1996.

                         COMPARATIVE STOCKHOLDER RETURNS

         The Panda Project, Inc., Nasdaq Computer Index and Peer Group*

               (Performance results from 5/17/94 through 3/31/96)












COMPENSATION AND STOCK OPTION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           The members of the Compensation and Stock Option Committee are Robert C. Butler and James T. A. Wooder. No member of the Compensation and Stock Option Committee was at any time during 1995, or formerly, an officer or employee of the Company or any subsidiary of the Company. Mr. Wooder is a Vice President of Helix Investments (Canada) Inc., the sole shareholder of Helix
(PEI) Inc., which is the sole shareholder of Philippi Investments Ltd. See "Principal Shareholders and Security Ownership of Management" and "Certain Relationships and Related Transactions."

EMPLOYMENT AGREEMENTS

           Mr. Crane entered into an employment agreement with the Company on November 8, 1993, as amended and restated on February 22, 1994, which expires on January 1, 1999 (subject to certain termination provisions). Under this agreement Mr. Crane receives an annual base salary of $150,000, which will automatically increase to $300,000 in 1997 if the Company's revenues for the immediately preceding year exceed $75,000,000. In addition, Mr. Crane is entitled to receive a bonus of $75,000 for the year ending December 31, 1996 if the Company achieves revenues of $75,000,000 for such year. The revenue goals contained in Mr. Crane's employment agreement were determined by negotiations between the Company and Mr. Crane and should not be construed in any way to imply or predict future revenues of the Company. Mr. Crane is also eligible to receive discretionary bonuses as determined by the Board of Directors. Furthermore, the agreement provides that Mr. Crane is entitled to participate in any medical, stock option and benefit plans that the Company may establish.

           Mr. Crane's employment is terminable at will by Mr. Crane upon six months' prior notice, and is terminable by the Company for cause at any time or in the event that Mr. Crane becomes disabled and, as a result, is unable to perform his obligations under the agreement for three consecutive months. In the event that the agreement is terminated other than as a result of Mr. Crane's death or disability or for cause, Mr. Crane will be entitled to receive
                                      -12-
an amount equal to the greater of $150,000 or his annual compensation for the preceding calendar year. In addition, Mr. Crane has agreed not to compete with the Company for a period of two years after the termination of his employment provided he receives payments during that period equal to twice the greater of $150,000 or his salary at the time of such termination, calculated on an annualized basis.

           Mr. Crane has assigned to the Company all improvements or related discoveries or inventions developed or conceived by him during the term of the agreement and the two-year non-competition period which (i) the technology assigned by Mr. Crane to the Company pursuant to the assignment by Mr. Crane in November 1993 of all of his rights to certain prefabricated semiconductor packaging, printed circuit board technology and computer technologies and products, including VSPA, Compass PGA, Well Tech printed circuit board technology, and Archistrat 4 Computers, as well as certain other products and technology being developed by him on behalf of the Company, and all related proprietary information (the "Crane Assignment"), or (ii) would enable the development of replacements for the products developed by the Company. See "Certain Relationships and Related Transactions."

           Mr. Crane's employment agreement also provides that he may develop products or technologies ("Unrelated Investigations") unrelated to the Company's technology and proposed products provided that the cost to the Company of such Unrelated Investigations is not significant in the reasonable judgment of the Company's Board of Directors. Mr. Crane has agreed to disclose the results of any Unrelated Investigations to the Company and negotiate in good faith the terms pursuant to which the Company may participate in any such products or technology. If no agreement is reached, Mr. Crane may independently commercialize such products or technology, but will pay the Company a 5% royalty on any sales, licensing fees or other remuneration he receives with respect to Unrelated Investigations.

           The Company also has an employment agreement with Mr. Shamlin. This agreement, which is terminable by either party, provides for (a) payment to Mr. Shamlin of (i) a $200,000 annual salary, (ii) a one-time sign-on bonus of $50,000 and (iii) an annual bonus based on attainment of mutually agreed-to targets and (b) the issuance to Mr. Shamlin of an option to purchase 75,000 shares of the Common Stock of the Company. Such option was issued in November 1995 and is exercisable immediately as to 15,000 shares with the balance becoming exercisable in four annual installments of 15,000 shares each. See "Stock Option Grants in Last Fiscal Year." In the event Mr. Shamlin's employment is terminated without cause, he is entitled to receive six months salary paid on a monthly basis, and will have the right to exercise the above option for all shares as to which it is then exercisable, plus 15,000 additional shares (but not more than 75,000 shares in aggregate).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           Upon the formation of the Company in April 1992, the Company issued 2,283,000 shares of Common Stock to Mr. Crane in connection with Mr. Crane's agreement to assign and license to the Company certain technology and products. Such license agreement (the "Crane-Panda License") was amended in January 1996.

           Under the Crane-Panda License, Mr. Crane has granted the Company the nonexclusive right to utilize the Compass Connector, a key component in the commercialization of the Company's Archistrat Computers and the development and commercialization of the Compass PGA product. The Crane-Panda License was executed in connection with the conversion to a nonexclusive license of the 3M License described below. Under the Crane-Panda License, the Company is required to pay Mr. Crane a royalty on any sales of Compass Connectors as discrete parts in the amount of 5% of the net sales price for the first five years of the term of the agreement, 2.5% of the net sales price for the next five years of the term of the agreement and 2% of the net sales price thereafter, provided that no royalty is payable until aggregate net sales of the Compass Connector as discrete parts exceed $100,000. The royalty rate will be reduced after the fifth anniversary of the agreement if no patent remains in effect with respect to the Compass Connector. No royalty is payable on sales of the Compass Connector as incorporated in the Archistrat Computers or other computer system or assembly. The Company may grant sublicenses under the Crane-Panda License, but only for the use of products as incorporated in the Archistrat Computers or other computer system or assembly. To date, there have been no sales requiring the payment of royalties to Mr. Crane under the Crane-Panda License. The Crane-Panda License obligates the Company to maintain proprietary information relating to the Compass Connector on a confidential basis, notify Mr. Crane of any evidence of infringement with respect to the Compass Connector and related technology, and cooperate with Mr. Crane to contest any such infringement. In the event that the Company becomes bankrupt or insolvent or defaults in any of its material obligations under the Crane-Panda License and fails to cure any such defaults within specified cure periods, Mr. Crane may terminate the Crane-Panda License. The Company is substantially dependent upon the Crane-Panda License. The termination of the agreement under any circumstances would have a material adverse effect on the Company. There can be no assurance that conflicts of interest will not arise with respect to the Crane-Panda License or that such conflicts will be resolved in a manner favorable to the Company. In addition, Mr. Crane retains ownership of the Compass Connector technology, and has the right to grant licenses to or otherwise transfer rights to the Compass Connector technology to third parties.

           In September 1992, Mr. Crane granted an exclusive license (the "3M License") to Minnesota Mining and Manufacturing Co. ("3M") to develop, manufacture, use and sell the Compass Connector other than as part of a computer system. In February 1996, Mr. Crane and 3M agreed to convert the 3M License to a nonexclusive license. Pursuant to the 3M License, Mr. Crane is entitled to receive from 3M, in general, a 5% royalty (decreasing to 2.5% after five years, and to 2% after ten years) on net sales of the Compass Connector (including sales to the Company). The 3M License provides in certain circumstances for the payment of a royalty to Mr. Crane. As of the date of this Memorandum, Mr. Crane had received no such payments.

           In October 1993, the Company settled litigation with Jack R. Moore and Gary Marvel, former officers and promoters of the Company. In connection with the settlement, the former officers, or their designees, received 197,860 shares of the Company's Common Stock which were being held by an escrow agent (the "Escrowed Shares") subject to the Company's or its assignee's right to repurchase them. In February 1994, the Company's rights to purchase the Escrowed Shares were assigned to Mr. Crane in connection with his employment
                                      -14-
agreement. In March 1996, Mr. Crane purchased the Escrowed Shares for an aggregate purchase price of $312,000.

           In July 1995, Helix (PEI) Inc., a holder of more than 10% of the Company's outstanding Common Stock and an affiliate of Mr. Wooder, purchased 54,348 Units from the Company at a purchase price of $73.60 per Unit in connection with a private placement of the financing, resulting in the issuance to Helix (PEI) Inc. of 163,044 shares of Common Stock and warrants to purchase 54,348 shares of Common Stock for an ag- gregate consideration of approximately $4.0 million.

           With respect to each transaction between the Company and an affiliate of the Company, a majority of the disinterested members of the Board of Directors determined that such transactions were on terms at least as fair as had they been consummated with unrelated third parties.

                           AMENDMENT TO THE COMPANY'S
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
           TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

           The Company's Board of Directors has adopted a resolution recommending that the shareholders adopt an amendment to Article III of the Company's Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to increase the authorized number of shares of the Company's Common Stock from 20,000,000 to 50,000,000 (the "Amendment"). If the Amendment is approved, the first paragraph of the Articles of Incorporation, which sets forth the Company's presently authorized capital stock, will be deleted and the following will be substituted therefor:

               "The total number of shares of capital stock which this
                Corporation shall have authority to issue is 50,000,000 of Common Stock, par value $.01 per share."

           The Board of Directors believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by the Board of Directors, including facilitating broader ownership of the Company's Common Stock by effecting a stock split or issuing a stock dividend; flexibility for possible future financing; recruiting and retaining valuable employees and directors by the issuance of additional stock options or awards; acquiring other businesses in exchange for shares of the Company's Common Stock; and entering into collaborative research and development arrangements with other companies in which Common Stock or the right to acquire Common Stock is part of the consideration. The Company at present has no commitments, agreements or undertakings to issue any such additional shares. The Board of Directors considers the authorization of additional shares of Common Stock advisable to ensure prompt availability of shares for issuance should the occasion arise. If required by law or regulation, the Company will seek shareholder approval prior to any issuance of shares.

           The Company intends to apply to the Nasdaq Stock Market, on which the shares of the Company's Common Stock are currently listed, for the listing thereon of the additional shares to be issued and reserved for future issuance as a result of the amendment. Shares of the Company's Common Stock, including the additional shares proposed for authorization, do not have preemptive or similar rights. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power.

           THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                 ADOPTION OF 1995 EMPLOYEE STOCK INCENTIVE PLAN

           On November 2, 1995, the Company's Board of Directors adopted, subject to shareholder approval, the 1995 Employee Stock Incentive Plan (the "1995 Incentive Plan"), pursuant to which officers and key employees of the Company and certain of its subsidiaries may be granted stock options, stock appreciation rights and shares of restricted stock. The Board of Directors adopted the 1995 Incentive Plan in order to provide officers and key employees with incentives to make significant and extraordinary contributions to the long-term growth of the Company, to join the interests of the key employees with the interests of the Company's shareholders and to facilitate attracting and retaining key employees. The maximum number of shares with respect to which stock options or stock appreciation rights may be granted or which may be issued pursuant to restricted stock awards under the 1995 Incentive Plan shall not exceed 500,000 shares. The maximum number of shares issuable pursuant to the 1995 Incentive Plan will be increased by the number of shares with respect to which rights previously granted have expired unexercised. The Compensation and Stock Option Committee administers the 1995 Incentive Plan and determines the price and other terms upon which awards will be made. Stock options under the 1995 Incentive Plan may be granted either the form of incentive stock options or nonstatutory stock options. The option exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of grant. While the Company currently anticipates that most grants under the 1995 Incentive Plan will consist of stock options, the Company may grant stock appreciation rights, which represent rights to receive any excess in value of shares of Common Stock over the exercise price, or restricted stock awards, which entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied. As of May 31, 1996, options to purchase an aggregate of 254,500 shares of Common Stock at exercise prices ranging from $19.75 to $46.88 per share were outstanding under the 1995 Incentive Plan. Under a letter agreement between Mr. Ahearn and the Company, Mr. Ahearn is entitled, subject to the approval of the Board of Directors, to receive an option under the 1995 Incentive Plan to purchase 20,000 shares of Common Stock. For a discussion of tax consequences of the 1995 Incentive Plan, see "Federal Income Tax Consequences of Incentive Plans."

           THE BOARD RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE 1995 INCENTIVE PLAN.
                                      -16-

                              STOCK INCENTIVE PLANS

1993 PERFORMANCE INCENTIVE PLAN

           On December 29, 1993, the Company's Board of Directors adopted and its shareholders subsequently approved the 1993 Performance Incentive Plan (the "1993 Incentive Plan") pursuant to which officers and key employees of the Company and certain of its subsidiaries may be granted stock options, stock appreciation rights and shares of restricted stock. The 1993 Incentive Plan provides that, at any given time, the maximum number of shares of Common Stock of the Company with respect to which stock options or stock appreciation rights may be granted or which may be issued pursuant to restricted stock awards will equal the greater of 5% of the number of shares of Common Stock that were outstanding as of the end of the immediately preceding fiscal year of the Company or 250,000 shares; however, the maximum number of shares issuable pursuant to the 1993 Incentive Plan will be increased by the number of shares with respect to which rights previously granted have expired unexercised. As of May 31, 1996 there were 146,649 shares of Common Stock available for grant under the 1993 Incentive Plan. The Compensation and Stock Option Committee administers the 1993 Incentive Plan and determines the price and other terms upon which awards will be made. Stock options may be granted either in the form of incentive stock options or nonstatutory stock options. The option exercise price of incentive stock options may not be less than the fair market value of the Common Stock on the date of grant. While the Company currently anticipates that most grants under the 1993 Incentive Plan will consist of stock options, the Company may grant stock appreciation rights, with represent rights to receive any excess in value of shares of Common Stock over the exercise price, or restricted stock awards, which entitle recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their purchase price in the event that the conditions specified in the award are not satisfied. As of May 31, 1996, options to purchase an aggregate of 220,837 shares of Common Stock at exercise prices ranging from $5.50 to $24.50 per share were outstanding under the 1993 Incentive Plan.

NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

           On December 29, 1993, the Company adopted and its shareholders approved a Nonemployee Director Stock Option Plan (the "Nonemployee Director Plan") pursuant to which certain directors of the Company may be granted nonstatutory stock options to purchase Common Stock of the Company. The Nonemployee Director Plan provides that on the date of each annual meeting of shareholders, eligible directors will be granted nonstatutory stock options to purchase 2,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock at the time of grant. Options granted under the Nonemployee Director Plan vest annually in four equal installments beginning in the first anniversary of grant and, unless sooner terminated, expire five years from the date of grant. An aggregate of 50,000 shares of Common Stock are authorized to be issued to eligible nonemployee directors under the Nonemployee Director Plan. As of May 31, 1996, options to purchase 2,000 shares of Common Stock were outstanding under the Nonemployee Director Plan, with an exercise price of $42.00 per share. Currently, Mr. Wooder and Mr. Butler are the only directors eligible to participate in the Nonemployee Director Plan. On August 9, 1995, Mr. Wooder received an option under the Nonemployee Director Plan to purchase an aggregate of 2,000 shares of Common Stock of the Company at an exercise price of $42.00 per share.

FEDERAL INCOME TAX CONSEQUENCES OF STOCK INCENTIVE PLANS

           The Company understands that, under current federal income tax rules, awards under the 1993 Incentive Plan, 1995 Incentive Plan and Nonemployee Director Plan have the consequences described below:

           The holder of an incentive stock option will not be treated as receiving taxable income upon either the grant or exercise of such option; however, the excess of the fair market value of the stock subject to the option at the time of exercise over the option price is a tax preference item in the year of exercise and is thus a component of alternative minimum taxable income in the year of exercise. Provided that the stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option and is held for at least one year after the date of exercise of the option, any gain or loss resulting upon disposition of the shares will be treated as capital gain or loss and will be treated as long term capital gain or loss if such stock is held for more than one year. If stock acquired upon exercise of an incentive stock option is disposed of prior to the expiration of such holding periods, the optionee will realize ordinary income in the year of such disposition in an amount equal to the excess of the fair market value of the stock on the date of exercise over the option price. Any gain in excess of such ordinary income amount generally will be taxed as capital gains. The Company would be entitled to a tax deduction at the time of sale equal to the amount that compensation income is realized by the participant.

           The holder of a nonstatutory stock option will not be treated as receiving taxable income upon the grant of such option. Upon exercise thereof the optionee will realize ordinary income (except where restricted stock is acquired upon exercise of the option) in an amount measured by the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will be entitled to a corresponding deduction. Assuming the shares of Common Stock received upon exercise of a nonstatutory stock option constitute capital assets in the optionee's hands, any gain or loss upon disposition of the shares will be treated as capital gain or loss, which will be long-term if the shares of Common Stock have been held longer than one year.

           To the extent that the aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time in any calendar year exceeds $100,000, the options will be treated as nonstatutory stock options.

           An employee who has been granted the right to exercise a stock appreciation right will not realize taxable income at the time of the grant, and the Company will not be entitled to a deduction at that time; however, shares or cash delivered upon exercise of such stock appreciation right generally will be taxable as ordinary income to the employee, and the Company will be entitled to a corresponding deduction.

           Generally, an employee receiving restricted stock realizes ordinary income in an amount equal to the fair market value of such stock less any amount paid for such stock at the time when the employee's rights with respect to such stock are no longer subject to a substantial risk of forfeiture. However, the recipient may make a special election provided in the Internal Revenue Code to be taxed at the time of the receipt of the award (as if the restrictions did not exist), but the recipient will not be allowed any deduction if the restricted stock is later forfeited. Dividends, if any, paid to the holder of the restricted stock award during the restriction period will be taxable as ordinary compensation income (or as dividend income if the election referred to in the preceding sentence has been made). The Company also believes that it will be entitled to a tax deduction at the time and equal to the amount that ordinary compensation income is realized by the recipient of the restricted stock.


                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

           The Board of Directors has appointed the firm of Price Waterhouse LLP to continue as independent certified public accountants for the Company for the fiscal year ending March 31, 1997. Price Waterhouse LLP has been acting as independent certified public accounts of the Company since 1993. Unless other-wise indicated, properly executed proxies will be voted for the ratification of the appointment of Price Waterhouse LLP, independent certified public accountants, to audit the books and accounts of the Company for the fiscal year ending March 31, 1997.

           Representatives of Price Waterhouse LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will also be available to respond to appropriate questions from shareholders.

           THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 1997.

                              SHAREHOLDER PROPOSALS

           Shareholder proposals which are to be considered for inclusion in the proxy materials of the Company for its 1997 Annual Meeting of Shareholders must be received by the Company by March 24, 1997.

                             ADDITIONAL INFORMATION

           The Board of Directors is not aware of any matters to be presented at the meeting other than the matters described herein and does not intend to bring any other matters before the meeting. However, if any other matters should come before the meeting, or any adjournment thereof, the persons named in the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

           Kindly date, sign and return the enclosed proxy card.

                                         By Order of the Board of Directors



                                         STANFORD W. CRANE, JR.
                                         President and
                                         Chief Executive Officer

                             THE PANDA PROJECT, INC
                       1995 EMPLOYEE STOCK INCENTIVE PLAN

1.     DEFINITIONS:  As used herein, the following definitions shall apply:

       (a) "Plan" shall mean The Panda Project, Inc. 1995 Employee Stock Incentive Plan.

       (b) "Corporation" shall mean The Panda Project, Inc., a Florida corporation, or any successor thereof.

       (c) "Committee" shall mean a committee consisting of two or more "disinterested directors" as such term is defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any similar successor rule, appointed by the Board of Directors of the Corporation to administer the Plan or, if no such committee is appointed, the Board of Directors as a whole shall be the Committee.

       (d) "Participant" shall mean any individual designated by the Committee under Paragraph 6, for participation in the Plan.

       (e) "Nonqualified Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). The stock option agreement for a Nonqualified Option shall state that the option is intended to be a Nonqualified Option.

       (f) "Incentive Option" shall mean an option to purchase Common Stock of the Corporation which meets the requirements set forth in the Plan and also meets the definition of an incentive stock option set forth in Section 422 of the Code. The stock option agreement for an Incentive Option shall state that the option is intended to be an Incentive Option.

       (g) "Stock appreciation right" shall mean a right to receive the appreciation in value, or percent thereof, of a specified number of shares of the Common Stock of the Corporation, as provided in Paragraph 12.

       (h) "Subsidiary" shall mean any corporation in which the Corporation owns, directly or indirectly, stock possessing more than twenty-five percent of the combined voting power of all classes of stock, provided, however, that an Incentive Option may be granted to an employee of a Subsidiary only if the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of the Subsidiary.

       (i) "Restricted stock award" shall mean a grant of Common Stock of the Corporation which is subject to restrictions against transfer, forfeiture and such other terms and conditions determined by the Committee, as provided in Paragraph 18.

2. PURPOSE OF PLAN: The purpose of the Plan is to provide key employees (including officers who are also key employees) of the Corporation and its Subsidiaries with incentives to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Subsidiaries, to join the interests of the key employees with the interests of the shareholders of the Corporation, and to facilitate attracting and retaining key employees.

3. ADMINISTRATION: The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee shall determine, from those eligible to be Participants under the Plan, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. The Committee may delegate to the Chief Executive Officer and/or the Chief Financial Officer of the Corporation such administrative duties under the Plan as may permissibly be delegated under applicable laws and regulations, as well as the authority to determine, from those persons who (i) are eligible to be Participants under the Plan, and (ii) are not subject to the provisions of
Section 16(b) of the Exchange Act with respect to the Corporation, the persons to be granted stock options, stock appreciation rights and restricted stock, the amount of stock or rights to be optioned or granted to each such person, and the terms and conditions of any stock options, stock appreciation rights and restricted stock. Such delegation, if made by the Committee, may be made subject to conditions and limitations adopted by the Committee from time to time. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee, shall be the acts of the Committee.

4. INDEMNIFICATION OF COMMITTEE MEMBERS: In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option, stock appreciation right or restricted stock granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Board of Directors of the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith;

provided, however, that within sixty days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

5. MAXIMUM NUMBER OF SHARES SUBJECT TO PLAN: The maximum number of shares of Common Stock which may be issued pursuant to restricted stock awards or with respect to which stock options or stock appreciation rights may be granted under the Plan shall be five hundred thousand (500,000) shares. Shares of Common Stock shall be made available for issuance pursuant to the Plan either from shares of Common Stock reacquired by the Corporation in the open market or by private purchase or from authorized but unissued shares. Any shares of Common Stock with respect to which stock options or stock appreciation rights have expired or terminated for any reason other than exercise of such stock options (or related stock appreciation rights) or such stock appreciation rights, and the number of shares of Common Stock covered by a restricted stock award which are forfeited back to the Corporation, shall again be available for issuance pursuant to the Plan.

The number of shares of Common Stock subject to each outstanding stock option or stock appreciation right or restricted stock award, the option price with respect to outstanding stock options, the grant value with respect to outstanding stock appreciation rights, and the aggregate number of shares available at any time under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option, stock appreciation right, or restricted stock award.

6. PARTICIPANTS: The Committee shall determine and designate from time to time, in its sole discretion, those key employees (including officers who are also key employees) of the Corporation or any Subsidiary to whom stock options, stock appreciations rights, or restricted stock are to be granted or awarded and who thereby become Participants under the Plan; provided, however, that Incentive Options may be granted to (i) key employees of a Subsidiary only if the Corporation owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of the Subsidiary; and (ii) in all circumstances, only to key employees eligible to receive Incentive Options pursuant to Section 422 of the Code.

7. WRITTEN AGREEMENT: Each stock option, stock appreciation right and restricted stock award shall be evidenced by a written agreement between the Corporation and the Participant and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee,
                                      A-3
provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

8. ALLOTMENT OF SHARES: The Committee shall determine and fix the number of shares of stock with respect to which each Participant may be granted stock options and stock appreciation rights and the number of shares of restricted stock which each Participant may be awarded; provided, however, that no Incentive Option may be granted under the Plan to any one Participant which would result in the aggregate fair market value, determined as of the date the option is granted, of underlying stock with respect to which Incentive Options are exercisable for the first time by such Participant during any calendar year under any plan maintained by the Corporation (or any parent or subsidiary corporation of the Corporation) exceeding $100,000.

9. STOCK OPTIONS: Subject to the terms of the Plan, the Committee may grant to Participants either Incentive Options, Nonqualified Options or any combination thereof. Each option granted under the Plan shall designate the number of shares covered thereby, if any, with respect to which the option is an Incentive Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Option. Incentive Options granted pursuant to the Plan shall be subject to approval of the Plan by the shareholders of the Corporation within 12 months of the date as of which the Board of Directors of the Corporation adopts the Plan. Although Incentive Options may be granted prior to shareholder approval of the Plan, no Incentive Option may be exercised prior to shareholder approval. If shareholder approval is not obtained within the above-mentioned 12 month period, all stock options theretofore granted pursuant to the Plan shall be Nonqualified Options.

10. STOCK OPTION PRICE: Subject to the rules set forth in this Paragraph 10, at the time any stock option is granted, the Committee shall establish the price per share for which the shares covered by the option may be purchased. With respect to an Incentive Option, such option price shall not be less than 100% of the fair market value of the stock on the date on which such option is granted; provided, however, that with respect to an Incentive Option granted to an employee who at the time of the grant owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of the Corporation or of any parent or subsidiary, the option price shall not be less than 110% of the fair market value of the stock on the date such option is granted. With respect to a Nonqualified Option, the option price shall not be less than the par value of the stock. Fair market value of a share shall be determined by the Committee and may, among other methods, be established as the last bid price for the Corporation's Common Stock, as reported on any exchange or other market on which the shares of Common Stock of the Corporation shall be traded on the date the option is granted. The option price shall be subject to adjustment in accordance with the provisions of Paragraph 5 of the Plan.

11. PAYMENT OF STOCK OPTION PRICE: At the time of the exercise in whole or in part of any stock option granted hereunder, payment of the option price in full in cash or, with the consent of the Committee, in Common Stock of the Corporation or by a promissory note payable to the order of the Corporation which is acceptable to the Committee, shall be made by the Participant for all shares so purchased. Such payment may, with the consent of the Committee, also consist of a cash down payment and delivery of such a promissory note in the amount of the unpaid exercise price. In the discretion of and subject to such conditions as may be established by the Committee, payment of the option price may also be made by the Corporation retaining from the shares to be delivered upon exercise of the stock option that number of shares having a fair market value on the date of exercise equal to the option price of the number of shares with respect to which the Participant exercises the stock option. Such payment may also be made in such other manner as the Committee determines is appropriate, in its sole discretion. No Participant shall have any of the rights of a shareholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 5.

12. STOCK APPRECIATION RIGHTS: Subject to the terms of the Plan, the Committee may grant stock appreciation rights to Participants either in conjunction with, or independently of, any stock options granted under the Plan. A stock appreciation right granted in conjunction with a stock option may be an alternative right wherein the exercise of the stock option terminates the stock appreciation right to the extent of the number of shares purchased upon exercise of the stock option and, correspondingly, the exercise of the stock appreciation right terminates the stock option to the extent of the number of shares with respect to which the stock appreciation right is exercised. Alternatively, a stock appreciation right granted in conjunction with a stock option may be an additional right wherein both the stock appreciation right and the stock option may be exercised; provided, however, that a stock appreciation right may not be granted in conjunction with an Incentive Option under circumstances in which the exercise of the stock appreciation right affects the right to exercise the Incentive Option or vice versa, unless the stock appreciation right, by its terms, meets all of the following requirements:

         (a) The stock appreciation right will expire no later than the Incentive Option;

         (b) The stock appreciation right may be for no more than the difference between the option price of the Incentive Option and the fair market value of the shares subject to the Incentive Option at the time the stock appreciation right is exercised;

         (c) The stock appreciation right is transferable only when the Incentive Option is transferable, and under the same conditions;

         (d) The stock appreciation right may be exercised only when the Incentive Option is eligible to be exercised; and

         (e) The stock appreciation right may be exercised only when the fair market value of the shares subject to the Incentive Option exceeds the option price of the Incentive
                  Option.

Upon exercise of a stock appreciation right, a Participant shall be entitled to receive, without payment to the Corporation (except for applicable withholding taxes), an amount equal to the applicable percentage, as specified in the stock appreciation right, of the excess of (i) the then aggregate fair market value of the number of shares with respect to which the Participant exercises the stock appreciation right, over (ii) the aggregate fair market value of such number of shares at the time the stock appreciation right was granted. This amount shall be payable by the Corporation, in the sole discretion of the Committee or as provided in the grant of the stock appreciation right, in cash, in shares of Common Stock of the Corporation or any combination thereof, at the times provided in the grant of the right.

13.     GRANTING AND EXERCISE OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS:
Each stock option and stock appreciation right granted hereunder shall be exercisable at any such time or times or in any such installments as may be determined by the Committee at the time of the grant. In addition, the aggregate fair market value (determined at the time the option is granted) of the stock with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000.

A Participant may exercise a stock option or stock appreciation right, if then exercisable, in whole or in part by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied, in the case of a stock option, by (i) full payment for the shares with respect to which the stock option is exercised, or (ii) in the sole discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Except as provided in Paragraph 17, stock options and stock appreciation rights may be exercised only while the Participant is an employee of the Corporation or a Subsidiary.

Successive stock options and stock appreciation rights may be granted to the same Participant, whether or not the stock option(s) and stock appreciation right(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option or a stock appreciation right, if then exercisable, notwithstanding that stock options and stock appreciation rights previously granted to such Participant remain unexercised.

14. NON-TRANSFERABILITY OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: No stock option or stock appreciation right (or any interest therein) granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and such option and stock appreciation right shall be exercisable, during the lifetime of the Participant, only by the Participant.

15. TERM OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS: If not sooner terminated, each stock option and stock appreciation right granted hereunder shall expire not more than 10 years from the date of the granting thereof; provided, however, that with respect to an Incentive Option or a related stock appreciation right granted to a Participant who, at the time of the grant, owns (after applying the attribution rules of Section 424(d) of the Code) more than 10% of the total combined voting stock of all classes of stock of the Corporation or of any parent or subsidiary, such option and stock appreciation right shall expire not more than five (5) years after the date of granting thereof.

16. CONTINUATION OF EMPLOYMENT: The Committee may require, in its discretion, that any Participant under the Plan to whom a stock option or stock appreciation right shall be granted shall agree in writing as a condition of the granting of such stock option or stock appreciation right to remain in the employ of the Corporation or a Subsidiary for a designated minimum period from the date of the granting of such stock option or stock appreciation right as shall be fixed by the Committee.

17. TERMINATION OF EMPLOYMENT: If the employment of a Participant by the Corporation or a Subsidiary shall be terminated, the Committee may, in its discretion, permit the exercise of stock options and stock appreciation rights granted to such Participant (i) for a period not to exceed one year following such termination of employment with respect to Incentive Options, and (ii) for a period not to extend beyond the expiration date with respect to Nonqualified Options; provided, however, that no Incentive Option or related stock appreciation right may be exercised after three months following a Participant's termination of employment, unless such termination of employment is due to the Participant's death or permanent disability, in which event the Incentive Option and related stock appreciation right may be permitted to be exercised for up to one year following the Participant's termination of employment for such reason. In no event, however, shall a stock option or stock appreciation right be exercisable subsequent to its expiration date and, furthermore, a stock option or stock appreciation right may only be exercised after termination of a Participant's employment to the extent exercisable on the date of termination of employment or as a result of termination of employment.

18. RESTRICTED STOCK AWARDS: Subject to the terms of the Plan, the Committee may award shares of restricted stock to Participants. All shares of restricted stock granted to Participants under the Plan shall be subject to the following terms and conditions (and to such other terms and conditions prescribed by the Committee):

         (a) At the time of each award of restricted shares, there shall be established for the shares a restricted period, which shall be no less than six months. Such restricted period may differ among Participants and may have different expiration dates with respect to portions of shares covered by the same award.

         (b) Shares of restricted stock awarded to Participants may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered during the restricted period applicable to such shares.

                  Except for such restrictions on transfer, a Participant shall have all of the rights of a stockholder in respect of restricted shares awarded to him including, but not limited to, the right to receive dividends on, and the right to vote, the shares.

         (c) If a Participant ceases to be employed by the Corporation or a Subsidiary for any reason other than death or permanent disability, all shares theretofore awarded to the Participant which are still subject to the restrictions imposed by paragraph 18(b) shall upon such termination of employment be forfeited and transferred back to the Corporation, without payment of any consideration by the Corporation; provided, however, that in the event such employment is terminated by action of the Corporation or a Subsidiary without cause or by agreement between the Corporation or a Subsidiary and the Participant, the Committee may, in its discretion, release some or all of the shares from the restrictions.

         (d) If a Participant ceases to be employed by the Corporation or a Subsidiary by reason of death or permanent disability, the restrictions imposed by Paragraph 18(b) shall lapse with respect to shares then subject to such restrictions, unless otherwise determined by the Committee.

         (e) Stock certificates shall be issued in respect of shares of restricted stock awarded hereunder and shall be registered in the name of the Participant. Such certificates shall be deposited with the Corporation or its designee, together with a stock power endorsed in blank, and, in the discretion of the Committee, a legend shall be placed upon such certificates reflecting that the shares represented thereby are subject to restrictions against transfer and forfeiture.

         (f) At the expiration of the restricted period applicable to the shares, the Corporation shall deliver to the Participant or the legal representative of the Participant's estate the stock certificates deposited with it or its designee and as to which the restricted period has expired. If a legend has been placed on such certificates, the Corporation shall cause such certificates to be reissued without the legend.

In the case of events such as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Corporation, any stock, securities or other property which a Participant receives or is entitled to receive by reason of his ownership of restricted shares shall, unless otherwise determined by the Committee, be subject to the same restrictions applicable to the restricted shares and shall be deposited with the Corporation or its designee.

19. INVESTMENT PURPOSE: If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder (whether by reason of the exercise of stock options or stock appreciation rights or the award of restricted shares) and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of

1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or
(b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

20. RESTRICTIONS UNDER RULE 16B-3: Unless a Participant could otherwise transfer a stock option, stock appreciation right, shares of Common Stock issued upon exercise of a stock option or stock appreciation right, or restricted stock granted under the Plan without incurring liability under Section 16(b) of the Exchange Act, (i) Common Stock issued under the Plan, other than Common Stock issued upon exercise or conversion of a stock option or stock appreciation right granted under the Plan, shall be held for at least six months from the date of acquisition; (ii) with respect to a stock option or stock appreciation right issued under the Plan, at least six months shall elapse from the date of acquisition of a stock option or stock appreciation right to the date of disposition of the stock option or stock appreciation right (other than upon exercise or conversion) or the underlying Common Stock; and (iii) any grant in the nature of a stock appreciation right must be held for six months from the date of grant to the date of cash settlement.

It is the intent of the Corporation that this Plan comply in all respects with Rule 16b-3 in connection with any grant of stock options, stock appreciation rights or restricted stock to a person who is subject to Section 16 of the Exchange Act. Accordingly, if any provision of this Plan or any written agreement entered into pursuant to Section 7 does not comply with the requirements of Rule 16b-3 as then applicable to any such person, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements with respect to such person.

If a Participant who is granted a stock appreciation right is subject to Section 16 of the Exchange Act, then any election to exercise as well as any actual exercise of his stock appreciation right shall be made only during the period beginning on the third business day and ending on the twelfth business day following the release for publication by the Corporation of quarterly or annual summary statements of sales and earnings. Notwithstanding anything contained in the Plan to the contrary, stock appreciation rights shall always be granted and exercised in such a manner as to conform to the provisions of Rule 16b-3(e), or any replacement rule, adopted pursuant to the provisions of the Exchange Act.

21. RIGHTS TO CONTINUED EMPLOYMENT: Nothing contained in the Plan or in any stock option, stock appreciation right or restricted stock granted or awarded pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of employment by the Corporation or a Subsidiary as an employee nor interfere in any way with the right of the Corporation or a Subsidiary to terminate such person's employment as an employee at any time with or without cause.

22. WITHHOLDING PAYMENTS: If upon the exercise of a Nonqualified Option or stock appreciation right, or upon the award of restricted stock or the expiration of restrictions applicable to restricted stock, or upon a disqualifying disposition (within the meaning of Section 422 of the Code) of shares acquired upon exercise of an Incentive Option, there shall be payable by the Corporation or a Subsidiary any amount for income tax withholding, in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock or cash to be paid to the Participant or the Participant shall pay such amount to the Corporation or Subsidiary to reimburse it for such income tax withholding. The Committee may, in its sole discretion, permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable by the Corporation upon exercise of a stock option or stock appreciation right or upon award of restricted stock appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option or stock appreciation right or award of restricted stock, to reimburse the Corporation for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

23. EFFECTIVENESS OF PLAN: The Plan shall be effective as of the date the Board of Directors of the Corporation adopts the Plan. Stock options, stock appreciation rights and restricted stock may be granted or awarded to a Participant who is subject to Section 16 of the Exchange Act prior to shareholder approval of the Plan, but each such stock option, stock appreciation right or restricted stock grant shall be subject to shareholder approval of the Plan No stock option or stock appreciation right granted to such a Participant may be exercised prior to shareholder approval, and any restricted stock awarded to such a Participant is subject to forfeiture if such shareholder approval is not obtained.

24. TERMINATION, DURATION AND AMENDMENTS OF PLAN: The Plan may be abandoned or terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date ten years after its adoption by the Board of Directors, and no stock options, stock appreciation rights or restricted stock may be granted or awarded thereafter. The termination of the Plan shall not affect the validity of any stock option, stock appreciation right or restricted stock outstanding on the date of termination.

For the purpose of conforming to any changes in applicable law or governmental regulations, or for any other lawful purpose, the Board of Directors shall have the right, without approval of the shareholders of the Corporation, to amend or revise the terms of the Plan at any time; provided, however, that no such amendment or revision shall, except as contemplated by Paragraph 5, (i) increase the maximum number of shares in the aggregate that are subject to the Plan, (ii) change the class of persons who are eligible to be Participants under the Plan, or (iii) or alter or impair any stock option, stock appreciation right, or restricted stock which shall have been previously granted or awarded under the Plan, without the consent of the holder thereof.

As adopted by the Board of Directors on November 2, 1995.

                                                            Preliminary Copy

                                                            CONFIDENTIAL
                                                            For use of
                                                            the Commission Only


                           THE PANDA PROJECT, INC.

     PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD AUGUST 16, 1996

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

        The undersigned, revoking all prior proxies, hereby appoint(s) Stanford
W. Crane, Jr. and C. Daryl Hollis, and each of them, with full power of substitution, as proxies to represent and vote, as designated herein, all shares of stock of THE PANDA PROJECT, INC. (the "Company"), which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held at the Marriott Crocker Center Hotel & Resort, 5150 Town Center Circle, Boca Raton, Florida on Friday, August 16, 1996 at 10:00 a.m., local time, and at any adjournment thereof (the "Meeting").

        In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

        This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

        PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID RETURN ENVELOPE.

1. To elect the following five (5) directors (except as marked below) for the ensuing year.

        NOMINEES:  Stanford W. Crane, Jr., James T.A. Wooder, Claud Gingrich,
                   _______________________ and _____________________________

       [ ]  FOR  all nominees (except as marked below)

       [ ]  WITHHOLD authority to vote for all nominees


For all nominees except the following nominee(s):

________________________________________________________________________________

                   (CONTINUED AND TO BE SIGNED, ON REVERSE SIDE)

2.      To approve the Company's 1995 Employee Stock Incentive Plan.

                      [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN

3. To approve an amendment to the Company's Amended and Restated Articles of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 shares to 50,000,000 shares.

                      [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN

4. To ratify the selection by the Board of Directors of Price Waterhouse LLP as the Company's independent accountants for the current fiscal year.

                      [ ]  FOR    [ ]  AGAINST     [ ]   ABSTAIN


                                          Dated: _______________________ , 1996


                                          ______________________________________
                                                         Signature

                                          ______________________________________
                                                 Signature if held jointly

                                          Please sign exactly as name appears
                                          hereon. If the stock is registered
                                          in the names of two or more persons,
                                          each should sign. Executors,
                                          administrators, trustees, guardians,
                                          attorneys and corporate officers
                                          should add their titles.